UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event
reported
):
December 15, 2020

APARTMENT INCOME REIT CORP.
AIMCO PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

MARYLAND (Apartment Income REIT Corp.)	1-39686	84-1299717
DELAWARE (AIMCO Properties, L.P.)	0-24497	84-1275621
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4582 SOUTH ULSTER STREET
SUITE 1700, DENVER, CO 80237
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (303) 757-8101
NOT APPLICABLE
(Former name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Apartment Income REIT Corp. Class A Common Stock	AIRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act.  ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.
On December 15, 2020, Apartment Income REIT Corp., a Maryland corporation (“AIR”), AIR REIT Sub 1, LLC, a Delaware limited liability company (“REIT Sub 1”), AIR REIT Sub 2, LLC, a Delaware limited liability company (“REIT Sub 2”), AIMCO Properties, L.P., a Delaware limited partnership (“AIR OP”), and AIMCO/Bethesda Holdings, Inc., a Delaware corporation (“AIMCO/Bethesda” and, collectively with AIR, REIT Sub 1, REIT Sub 2 and AIR OP, the “Borrowers”), together with certain of their respective subsidiaries, entered into an amendment and restatement (the “Amendment and Restatement”) of the credit agreement (as in effect prior to the Amendment and Restatement, the “Existing Credit Agreement” and, as amended, the “Amended Credit Agreement”) for the Borrowers’ existing senior secured revolving credit facility (the “Revolving Credit Facility”) and $350 million term loan facility (the “Term Facility” and, together with the Revolving Credit Facility, the “Senior Credit Facilities”), among the Borrowers, the lenders party thereto from time to time and KeyBank National Association, as administrative agent, swing line lender and letter of credit issuer. In connection with the Amendment and Restatement, the aggregate commitments under the Revolving Credit Facility were reduced from $800 million to $600 million. The Amendment and Restatement permits and reflects the previously announced separation of AIR and Apartment Investment and Management Company (“Aimco”) (which was completed on December 15, 2020) and removes Aimco as a borrower and adds AIR, REIT Sub 1 and REIT Sub 2 as borrowers under the Senior Credit Facilities.
The maturity date of the Revolving Credit Facility remains January 22, 2022, and the initial maturity date of the Term Facility remains April 20, 2021. The maturity date of the Term Facility may be extended at the Borrowers’ option to April 20, 2022, subject to satisfaction of customary conditions. Other material terms of the Senior Credit Facilities
, including interest rate margins and the facility fee,
remain unchanged.
The description above of the Amendment and Restatement and the Amended Credit Agreement attached thereto does not purport to be complete and is qualified in its entirety by reference to the Amendment and Restatement, which is filed as Exhibit 10.1 to this Current Report on Form
8-K
and is incorporated herein by reference.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

ITEM 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1
Third Amended and Restated Senior Secured Credit Agreement, dated as of December 15, 2020, by and among Apartment Income REIT Corp., AIR REIT Sub 1, LLC, AIR REIT Sub 2, LLC, AIMCO Properties, L.P., AIMCO/Bethesda Holdings, Inc., the lenders party thereto and KeyBank National Association, as administrative agent, swing line lender and letter of credit issuer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: December 18, 2020

APARTMENT INCOME REIT CORP.

/s/ Paul Beldin
Paul Beldin
Executive Vice President and Chief Financial Officer

AIMCO PROPERTIES, L.P.
By AIMCO-GP, Inc., its general partner

/s/ Paul Beldin
Paul Beldin
Executive Vice President and Chief Financial Officer

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